UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2013

(Date of earliest event reported)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement	2
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 8.01 Other Events	4
Item 9.01 Financial Statements and Exhibits	4
Signatures	5
Exhibit 2.1
Exhibit 10.1
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 14, 2013, Weyerhaeuser Company (“Weyerhaeuser” or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Longview Timber Holdings, Corp. (“Longview Holdings”) and certain of its security holders. Pursuant to the Purchase Agreement and other related agreements, the Company will acquire, with cash, all of the equity interests in Longview Timber LLC (“Longview Timber”) for an aggregate purchase price of $2.65 billion (the “Acquisition”), which amount includes the assumption of Longview Timber’s debt and is subject to adjustment based on Longview Timber’s net working capital and net cash at closing in accordance with the terms of the Purchase Agreement. Longview Timber is a privately-held Delaware limited liability company engaged in the ownership and management of approximately 645,000 acres of timberlands primarily in Oregon (approximately 333,000 acres) and Washington (approximately 312,000 acres). Longview had total sales for fiscal year 2012 and the first quarter of 2013 of approximately $245 million and approximately $78 million, respectively, and a net loss for fiscal year 2012 and the first quarter of 2013 of approximately $66 million and approximately $5 million, respectively. As at March 31, 2013, Longview had approximately $1.58 billion in total assets. We believe Longview has productive lands with favorable age class distribution that will provide us with optionality for harvest. As a result, we believe the Acquisition will provide us with the opportunity for high front-end harvest and will allow us to increase our export of premium priced logs to Japan.

The closing of the Acquisition is subject to the receipt of certain third party consents and the satisfaction or waiver of various customary closing conditions. The Company expects the closing of the Acquisition to occur in July 2013, subject to the satisfaction of closing conditions.

The Purchase Agreement contains customary representations and warranties of the parties, and covenants to, among other things, cooperate to obtain a waiver from the lenders under Longview Timber’s existing senior secured credit agreement waiving certain terms of the senior credit agreement in connection with the Acquisition. The Purchase Agreement also contains covenants obligating Longview Holdings and the sellers to cooperate with Weyerhaeuser’s efforts to obtain financing and to conduct Longview Timber’s business and the business of its subsidiaries in the ordinary course until the closing of the Acquisition. The parties have agreed to indemnify each other for breaches of representations, warranties and covenants. Subject to certain exceptions, the sellers’ aggregate liability under the Purchase Agreement with respect to such indemnification obligations is capped at $175 million.

The Purchase Agreement contains certain termination rights for the parties, including, among others, the right to terminate if the Acquisition is not completed by September 12, 2013 (subject to extension to December 11, 2013 in certain limited circumstances).

The Company expects to finance the purchase price for the Acquisition with cash and a combination of new equity, equity-linked and debt securities. Weyerhaeuser has obtained a commitment letter, dated June 14, 2013, from Morgan Stanley Senior Funding, Inc., that provides a commitment, subject to the terms and conditions set forth therein, for a $ 1.7 billion 364-day senior unsecured bridge term loan facility in connection with the Acquisition. The closing of the Acquisition is not subject to any financing condition.

The foregoing description of the Purchase Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated into this report by reference. The Purchase Agreement has been included to provide investors and security holders with information regarding the terms of the Acquisition and is not intended to provide any factual information about the Company, Longview Timber or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors and security holders should not rely on the representations and warranties as statements of factual information.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 13, 2013, the Company’s Board of Directors appointed Doyle R. Simons, 49, as chief executive officer elect and an executive officer of the Company effective June 17, 2013 and as president and chief executive officer of Weyerhaeuser effective August 1, 2013. He will replace Daniel S. Fulton who will retire in October 2013. Mr. Simons will remain on the Weyerhaeuser Board of Directors, but has resigned from the Board’s Compensation and Finance committees. Mr. Fulton has been appointed as as executive vice chairman of the Board of Directors effective August 1, 2013 and will remain on the Weyerhaeuser Board of Directors until he retires.

Mr. Simons has been a Director of Weyerhaeuser since June 2012. He served as chairman and chief executive officer of Temple-Inland, Inc. (a forest products company) from 2008 until February of 2012 when it was acquired by International Paper Company. Previously, he held various management positions with Temple-Inland, including executive vice president from 2005 through 2007 and chief administrative officer from 2003 to 2005. Prior to joining the company in 1992, he practiced real estate and banking law with Hutcheson and Grundy, L.L.P. Mr. Simons also serves on the board of directors for Fiserv, Inc., is a member of the board of visitors for the University of Texas M. D. Anderson Cancer Center and the Baylor University Hankamer School of Business Advisory Board, and serves on the Advisory Councils of the College of Natural Sciences and the Texas Memorial Museum at The University of Texas at Austin.

In connection with his appointment as president and chief executive officer, Mr. Simons will receive an annual base salary of $950,000 and will participate in the annual incentive compensation plan for Company executive officers established by the Board. For fiscal year 2013, Mr. Simons’ target bonus will be 125% of base salary, with a maximum bonus opportunity of 300%, which will be pro-rated for his time in service for the year. He will also be eligible to participate in the Company’s long-term incentive program established by the Board. On the effective date of Mr. Simons’ employment, he will receive a long-term equity incentive award with an aggregate target value of $2,500,000 (which is pro-rated from an annualized value of $5,000,000), comprised of the following: (i) a performance share unit award with a target dollar value of $1,250,000 that may be earned at 0% to 150% of target over the period commencing on the effective date of his employment and ending on December 31, 2014, with 50% of earned units vested when earned and the remainder vesting 25% a year over the subsequent two-year period; (ii) a restricted stock unit award with a target dollar value of $625,000 that will vest 25% over four years commencing 12 months after the date of grant; and (iii) a stock option award with a target dollar value of $625,000 that will vest 25% over four years commencing 12 months after the date of grant. Mr. Simons also will be eligible to receive relocation benefits in accordance with Weyerhaeuser’s standard policies and practices. The Company’s employment agreement with Mr. Simons is attached as Exhibit 10.1 hereto.

ITEM 8.01. OTHER EVENTS

On June 16, 2013, the Company issued press releases regarding the Acquisition and announcing Mr. Simons’ appointment as president and chief executive officer. Copies of the press releases are attached as Exhibit 99.1 and 99.2 hereto, respectively.

On June 16, 2013, the Company also issued a press release regarding the evaluation of strategic alternatives with respect to Weyerhaeuser Real Estate Company (WRECO). A copy of the press release is attached as Exhibit 99.3 hereto.

Revised Guidance

Weyerhaeuser is updating its second quarter 2013 earnings guidance for its Wood Products segment. Weyerhaeuser now expects earnings from the segment to be lower compared with the first quarter of 2013. This is a revision to the prior guidance of comparable earnings for the Wood Products segment, as provided in Weyerhaeuser’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013. The reduction in anticipated second quarter earnings for the segment is primarily due to lower than expected price realizations for oriented strand board and lumber. The Company does not anticipate any significant changes to the financial guidance with respect to the Company’s other business segments that was previously provided in Weyerhaeuser’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 and its first quarter 2013 earnings release issued on April 26, 2013.

Weyerhaeuser to Explore Strategic Alternatives for WRECO

Our Real Estate business focuses on constructing single-family housing and developing residential lots for our use and for sale. We are evaluating strategic alternatives for our Real Estate business that we believe may enhance shareholder value. These alternatives including continuing to operate the Real Estate business, the sale of all or a part of the Real Estate business or the separation of the Real Estate business into a separate company through a spin-off, merger or other transaction. Any of these transactions could be material. Our evaluation of alternatives is in its early stages. Therefore we cannot assure you that the exploration of these strategic alternatives will result in the Company pursuing any particular transaction or that if a transaction is pursued, the timing for announcement or consummation. Even if a transaction is announced it may not be consummated. Any strategic decision will involve risks and uncertainties and present implementation challenges. As a result, we may not realize the anticipated benefits of any such transaction in the timeframe anticipated, if at all, which could adversely affect our business, financial condition and results of operation. As of the date of this report, we have not entered into any definitive agreement for such a transaction. The Company does not intend to announce further developments regarding the process until its Board of Directors either completes its review or enters into a definitive agreement for a possible transaction.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) The following items are filed as exhibits to this report:

2.1	Stock Purchase Agreement, dated as of June 14, 2013, by and among Longview Timber Holdings, Corp., the securityholders listed on the signature pages thereto, Weyerhaeuser Columbia Holding Co., LLC and Weyerhaeuser Company

10.1	Employment Agreement with Doyle R. Simons

99.1	Press Release regarding the Acquisition, dated June 16, 2013

99.2	Press release regarding the appointment of Doyle R. Simons as president and chief executive officer of Weyerhaeuser Company, dated June 16, 2013

99.3	Press Release regarding the evaluation of strategic alternatives with respect to Weyerhaeuser Real Estate Company (WRECO), dated June 16, 2013

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        This report contains statements concerning our, Longview’s and the combined company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, with respect to future prospects, developments, business strategies, closing of the acquisition, financing the acquisition, benefits and impacts of the acquisition (including cost savings, operational and other synergies and impacts on revenues, earnings, cash flow and funds from operations and funds available for distribution), dividend increases, harvests and export markets and strategic initiatives related to WRECO. The words “anticipate,” “believe,” “could,” “will,” “plan,” “expect” and “would” and similar terms and phrases, including references to assumptions, have been used in this press release to identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events of us, Longview and the combined company and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Many factors could cause the actual results to differ materially from those projected including, without limitation, the timing of the acquisition of Longview, the timing and ability to achieve the anticipated benefits of the acquisition, the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar, market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions, performance of our manufacturing operations, including maintenance requirements, the level of competition from domestic and foreign producers, the successful execution of our internal performance plans, including restructurings and cost reduction initiatives, raw material prices, energy prices, the effect of weather, the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters, transportation costs, federal tax policies, the effect of forestry, land use, environmental and other governmental regulations, legal proceedings, performance of pension fund investments and related derivatives, the effect of timing of retirements and changes in market price of our common stock on charges for share-based compensation, changes in accounting principles, the timing, terms and success of any strategic alternatives related to WRECO and the other risk factors described under “Risk Factors” in our annual report on Form 10-K filed with the SEC on February 19, 2013 and the matters described in our quarterly report on Form 10-Q for the quarter ended March 31, 2013 and filed with the SEC. These forward-looking statements are based on various assumptions and may not be accurate because of risks and uncertainties surrounding these assumptions. Factors listed above, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. The company will not update these forward-looking statements after the date of this press release. Nothing on our website is included or incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Jerald W. Richards
Name: Jerald W. Richards
Title: Chief Accounting Officer

Date: June 17, 2013

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